Exhibit 5.1
24 July 2009

Man Sang International (B.V.I.) Limited Omar Hodge Building, Wickhams Cay 1 PO Box 362, Road Town, Tortola British Virgin Islands	DIRECT LINE: E-MAIL: OUR REF: YOUR REF:	(852) 2842 9531 anna.chong@conyersdillandpearman.com AC/al/#2300685(M#892658)
Dear Sirs,
Man Sang International (B.V.I.) Limited (the “Company”)
We have acted as special British Virgin Islands legal counsel to the Company in connection with the preparation and filing of the registration statement on Form F-4 (the “Registration Statement”) with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, in connection with the dissolution and liquidation of Man Sang Holdings, Inc. and registration of ordinary and preferred shares of Man Sang International (B.V.I.) Limited.
For the purposes of giving this opinion, we have examined and relied upon a copy of the Registration Statement.
We have also reviewed and relied upon (1) the memorandum of association and the articles of association of the Company, as obtained from the Registrar of Corporate Affairs on 10 March 2009 and 22 July 2009, and the form of the amended and restated memorandum of association and the articles of association to be adopted by the Company prior to the Listing (the “A&R M&As”), (2) a copy of the written resolutions passed by the directors of the Company on 24 July 2009, (3) a copy of the written resolutions passed by the shareholders of the Company on 24 July 2009, (4) a copy of the register of members of the Company provided to us on 23 July 2009, and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.
We have assumed (i) the genuineness and authenticity of all signatures, stamps and seals and the conformity to the originals of all copies of documents (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken; (ii) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us; and (iii) the A&R
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Man Sang International (B.V.I.) Limited
24 July 2009
M&As will be filed with and duly registered by the Registrar of Corporate Affairs in the British Virgin Islands prior to the effective date of the Listing.
We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the British Virgin Islands and assume that there is no provision of the law of any jurisdiction, other than the British Virgin Islands, which would have any implication in relation to the opinions expressed herein. This opinion is to be governed by and construed in accordance with the laws of the British Virgin Islands and is limited to and is given on the basis of the current law and practice in the British Virgin Islands.
On the basis of and subject to the foregoing, we are of the opinion that:
(1)	The Company is duly incorporated and existing under the laws of the British Virgin Islands.

(2)	The issue of the Shares in the manner described in and pursuant to the terms of the Registration Statement has been duly authorised, and when the Shares have been issued, delivered and paid for in the manner described in and pursuant to the terms of the Registration Statement will be validly issued, fully paid and non-assessable (meaning that no further sums are required to be paid by the holders thereof in connection with the issue or holding of such shares to the Company).

(3)	The statements in the Registration Statement under the caption “Material Tax Considerations - British Virgin Islands Tax Considerations,” to the extent that they constitute statements of British Virgin Islands law, are accurate in all material respects.
We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the references to us under the headings “Enforceability of Civil Liabilities,” “Ordinary Shares” and “Legal and Tax Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the Rules and Regulations of the Commission thereunder.
Yours faithfully,
/s/ Conyers Dill & Pearman
Conyers Dill & Pearman
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